[EXECUTION VERSION]

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS IS AVAILABLE.

WARRANT TO PURCHASE

COMMON STOCK OF

RICK’S CABARET INTERNATIONAL, INC.

Date of Issuance: January 24, 2013	Warrant No. 13-100

This certifies that, for value received, RICK’S CABARET INTERNATIONAL, INC., a Texas corporation (the “Company”), grants KINGSBROOK OPPORTUNITIES MASTER FUND LP, a Cayman Islands limited partnership or its registered assigns (the “Registered Holder”), whose address is c/o Kingsbrook Partners LP, 689 Fifth Avenue, 12th Floor, New York, New York 10022, the right to subscribe for and purchase from the Company, at the Exercise Price (as defined herein), from and after 9:00 a.m. Texas time on January 24, 2013 (the “Date of Issuance”) and to and including 5:00 p.m., Texas time on the second anniversary of the Date of Issuance, being January 24, 2015 (the “Expiration Date”), 60,000 shares, as such number of shares may be adjusted from time to time as described herein (the “Warrant Shares”), of the Company’s common stock, par value $.01 per share (the “Common Stock”), subject to the provisions and upon the terms and conditions herein set forth. The “Exercise Price” per share of Common Stock shall be $10.00 per share (as may be adjusted from time to time as described herein).

This Warrant is issued in connection with the transactions described in that certain Subscription Agreement between the Company and the Registered Holder dated as of January 24, 2013 (the “Subscription Agreement”). The Registered Holder of this Warrant is subject to certain restrictions set forth in the Subscription Agreement and shall be entitled to certain rights and privileges set forth in the Subscription Agreement.

Section 1.          Registration.    The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Records”), in the name of the Registered Holder. The Company may deem and treat the Registered Holder as the absolute owner of this Warrant for the purpose of any exercise hereof or any distribution to the Registered Holder.

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Section 2.           Registration of Transfers and Exchanges.

(a)          Subject to Section 9 hereof, the Company shall register the transfer of this Warrant, in whole or in part, upon records to be maintained by the Company for that purpose, upon surrender of this Warrant, with the Form of Assignment attached hereto completed and duly endorsed by the Registered Holder, to the Company at the office specified in or pursuant to Section 3(b). Upon any such registration of transfer, a new Warrant, in substantially the form of this Warrant, evidencing the Common Stock purchase rights so transferred shall be issued to the transferee and a new Warrant, in similar form, evidencing the remaining Common Stock purchase rights not so transferred, if any, shall be issued to the Registered Holder.

(b)          This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the office of the Company specified in or pursuant to Section 3(b) hereof, for new Warrants, in substantially the form of this Warrant evidencing, in the aggregate, the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrants to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by the Registered Holder at the time of such surrender.

Section 3. Duration and Exercise of this Warrant.

(a)          This Warrant shall be exercisable by the Registered Holder as to the Warrant Shares at any time during the period commencing on the Date of Issuance and ending on the Expiration Date. At 5:00 p.m., Texas time, on the Expiration Date, this Warrant, to the extent not previously exercised, shall become void and of no further force or effect.

(b)          Subject to Sections 4, and 7 hereof, upon (i) exercise or surrender of this Warrant, with the Form of Election to Purchase attached hereto completed and duly endorsed by the Registered Holder, to the Company at 10959 Cutten Road, Houston, Texas 77066, Attention: President, or at such other address as the Company may specify in writing to the Registered Holder, and (ii) payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of this Warrant in lawful money of the United States of America, all as specified by the Registered Holder in the Form of Election to Purchase, the Company shall issue and cause to be delivered within 3 Trading Days (as defined in Section 10) to or upon the written order of the Registered Holder, and in such name or names as the Registered Holder may designate, a certificate for the Warrant Shares issued upon such exercise. Any person so designated in the Form of Election to Purchase, duly endorsed by the Registered Holder, as the person to be named on the certificates for the Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares, evidenced by such certificates, as of the Date of Exercise (as hereinafter defined) of such Warrant.

(c)          The Registered Holder may pay the applicable Exercise Price pursuant to Section 3(b), at the option of the Registered Holder, either (i) in cash or by cashier’s or certified bank check payable to the Company, or (ii) by wire transfer of immediately available funds to the account which shall be indicated in writing by the Company to the Registered Holder, in either case, in an amount equal to the product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (the “Aggregate Exercise Price”).

(d)          The “Date of Exercise” of any Warrant means the date on which the Company shall have received (i) the Form of Election to Purchase attached hereto appropriately completed and duly endorsed, and (ii) payment of the Aggregate Exercise Price as provided herein.

(e)          This Warrant shall be exercisable either in its entirety or, from time to time, for part only of the number of Warrant Shares which are issuable hereunder. In the event of the exercise of this Warrant, the Registered Holder will deliver the Warrant to the Company within 7 days of the Date of Exercise. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the certificates for the Warrant Shares issued pursuant to such exercise, deliver to the Registered Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which Warrant shall be substantially in the form of this Warrant.

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(f)          On or after the Date of Issuance and until the Expiration Date, if there is not an effective registration statement filed with the Securities and Exchange Commission that registers the Warrant Shares, notwithstanding Section 3(b) of this Warrant, the Registered Holder may elect to receive a certain number of Warrant Shares, without any payment by the Registered Holder, by the surrender of this Warrant together with the Form of Net Issue Election Notice attached hereto duly executed, at the office address of the Company (as set forth in Section 3(b)). Thereupon, the Company shall issue to the Registered Holder such number of fully paid, validly issued and non-assessable Warrant Shares as is computed using the following formula:

where

X = the number of Warrant Shares which the Company will issue the Registered Holder upon surrender of the Warrant;

Y = the number of Warrant Shares covered by this Warrant that the Registered Holder is surrendering for net issuance exercise (including both shares to be issued to the Registered Holder and shares to be canceled as payment therefor);

A = the Market Price of one share of Common Stock when the net issue election is received by the Company, where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined below) of the Company’s Common Stock during the five (5) consecutive Trading Day period immediately preceding the Date of Exercise, or other applicable date; and

B = the Exercise Price in effect under this Warrant when the net issue election is received by the Company.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price on NASDAQ or, if the NASDAQ is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by, or based upon data reported by, Bloomberg L.P. or an equivalent, reliable reporting service (“Bloomberg”), or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above or if the Company’s Common Stock is not publicly-traded, the volume weighted average price shall be the fair market value as mutually determined by the Company and the Registered Holder of the Warrant being exercised for which the calculation of the Volume Weighted Average Price is required in order to determine the Market Price of the Company’s Common Stock.

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Section 4.           Payment of Taxes and Expenses.

(a)          The Company will pay all expenses and taxes (other than any federal or state income tax or similar obligations of the Registered Holder) and other governmental charges attributable to the preparation, execution, issuance and delivery of this Warrant, any new Warrant and the Warrant Shares; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of this Warrant or the Warrant Shares, or the issuance or delivery of certificates for Warrant Shares upon the exercise of this Warrant, to a person or entity other than a Registered Holder or an Affiliate (as hereinafter defined) of such Registered Holder.

(b)          An “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.

Section 5.          Mutilated or Missing Warrant Certificate.    If this Warrant shall be mutilated, lost, stolen or destroyed, upon request by the Registered Holder, the Company will issue, in exchange for and upon cancellation of the mutilated Warrant, or in substitution for the lost, stolen or destroyed Warrant, a substitute Warrant, in substantially the form of this Warrant, of like tenor, but, in the case of loss, theft or destruction, only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant and, if requested by the Company, indemnity also reasonably satisfactory to it.

Section 6.          Reservation, Listing and Issuance of Warrant Shares.

(a)          The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the rights represented by this Warrant, the number of Warrant Shares deliverable upon exercise of this Warrant. The Company will, at its expense, use it best efforts to cause such shares to be included in or listed on (subject to issuance or notice of issuance of Warrant Shares) all markets or stock exchanges in or on which the Common Stock is included or listed not later than the date on which the Common Stock is first included or listed on any such market or exchange and will thereafter maintain such inclusion or listing of all shares of Common Stock from time to time issuable upon exercise of this Warrant.

(b)          Before taking any action which could cause an adjustment pursuant to Section 7 hereof reducing the Exercise Price below the par value of the Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price, as so adjusted, Warrant Shares that are fully paid and non-assessable.

(c)          The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be (i) duly authorized, fully paid and nonassessable, and (ii) free from all taxes with respect to the issuance thereof and from all liens, charges and security interests.

Section 7.          Adjustment of Number of Warrant Shares.

(a) The number of Warrant Shares to be purchased upon exercise hereof is subject to change or adjustment from time to time as hereinafter provided:

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(i)          Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In case the Company shall (a) pay a dividend with respect to its Common Stock in shares of capital stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), other than elimination of par value, a change in par value, or a change from par value to no par value (any one of which actions is herein referred to as an “Adjustment Event”), the number of Warrant Shares purchasable upon exercise of the Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Registered Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant) that such Registered Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 7(a)(i) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(ii)         Adjustment of Exercise Price. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted pursuant to Section 7(a)(i), the Exercise Price for each Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(iii)        Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (a) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation of merger, or (b) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (c) transfers all or substantially all of its properties and assets to any other corporation, or (d) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash and/or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection 7(a)(iii), the Registered Holder, upon the exercise of this Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and/or assets to which such holder would have been entitled upon such consummation if the Registered Holder had so exercised this Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section).

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(iv)        De Minimis Adjustments. No adjustment in the Exercise Price and number of Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least $0.02 in the Exercise Price; provided, however, that any adjustments which by reason of this Section 7(a)(iv) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

(b)          Notice of Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Registered Holder in writing (such writing referred to as an “Adjustment Notice”) of such adjustment or adjustments and shall deliver to such Registered Holder a statement setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

(c)          Other Notices. In case at any time:

(i)         the Company shall declare any cash dividend on its Common Stock;

(ii)        the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

(iii)       the Company shall offer for subscription pro rata to all of the holders of its Common Stock any additional shares of stock of any class or other rights;

(iv)       the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

(v)        there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company’s Common Stock), or sale of all or substantially all of its assets to another corporation; or

(vi)      there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company;

then, in any one or more of said cases the Company shall give written notice, addressed to the Registered Holder at the address of such Registered Holder as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, as the case may be. Such written notice shall be given (except as to any bankruptcy proceeding) at least five (5) days prior to the action in question and not less than five (5) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the 1933 Act, or to a favorable vote of stockholders, if either is required.

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(d)          Statement on Warrants. The form of this Warrant need not be changed because of any change in the Exercise Price or in the number or kind of shares purchasable upon the exercise of a Warrant. However, the Company may at any time in its sole discretion make any change in the form of the Warrant that it may deem appropriate and that does not affect the substance thereof and any Warrant thereafter issued, whether in exchange or substitution for any outstanding Warrant or otherwise, may be in the form so changed.

(e)          Fractional Interest. The Company will not be required to issue fractional Warrant Shares on the exercise of the Warrants. The number of full Warrant Shares which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 7(e) be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then fair value of one share of Common Stock, as determined by the Board of Directors of the Company in good faith, multiplied by such fraction computed to the nearest whole cent.

Section 8.         No Rights or Liabilities as a Stockholder.   The Registered Holder shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or subscription rights or otherwise, until the Date of Exercise shall have occurred. No provision of this Warrant, in the absence of affirmative action by the Registered Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights and privileges of the Registered Holder, shall give rise to any liability of such holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Section 9.          Transfer Restrictions; Registration of the Warrant and Warrant Shares.

(a)          Neither the Warrant nor the Warrant Shares have been registered under the 1933 Act. The Registered Holder, by acceptance hereof, represents that it is acquiring this Warrant to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate this Warrant, any purchase rights evidenced hereby or any Warrant Shares unless a registration statement is effective for this Warrant or the Warrant Shares under the 1933 Act, or in the opinion of such Registered Holder’s counsel reasonably satisfactory to the Company, a copy of which opinion shall be delivered to the Company, such registration is not required as some other exemption from the registration requirement of the 1933 Act and applicable laws is available.

(b)          Subject to the provisions of the following paragraph of this Section 9, each Certificate for Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

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THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE 1933 ACT, AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER HEREOF, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT AS SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND APPLICABLE LAWS IS AVAILABLE.

(c)          The restrictions and requirements set forth in the foregoing paragraph shall apply with respect to Warrant Shares unless and until such Warrant Shares are sold or otherwise transferred pursuant to an effective registration statement under the 1933 Act or are otherwise no longer subject to the restrictions of the 1933 Act, at which time the Company agrees to promptly cause such restrictive legends to be removed and stop transfer restrictions applicable to such Warrant Shares to be rescinded.

Section 10.         Company’s Option to Require Exercise.     On or after the Date of Issuance and until the Expiration Date, if (i) there is an effective Registration Statement filed with the Securities and Exchange Commission registering the Warrant Shares to be issued upon exercise of the Warrant and (ii) the closing price of the Common Stock on the Trading Market (as hereinafter defined) is $13.00 (subject to adjustment consistent with the adjustments set forth in Section 7(a) above) or more for 20 consecutive Trading Days (as hereinafter defined) while the Registration Statement referred to in clause (i) above is effective, then the Company may require the Registered Holder to subscribe for and purchase from the Company up to 100%, in whole or in part, of the outstanding Warrant Shares, at the option of the Company. Any Warrant Shares subject to such required exercise upon notice from the Company (the “Required Exercise Shares”), must be subscribed for and purchased from the Company within 10 Trading Days from such notice to the Registered Holder.

The Company shall have 10 Trading Days after the 20th consecutive Trading Day when the closing price of the Common Stock is $13.00 (subject to adjustment consistent with the adjustments set forth in Section 7(a) above) to deliver to the Registered Holder a written Notice of Required Exercise (the “Notice of Required Exercise”) specifying the date by which the Required Exercise Shares must be purchased (the “Required Exercise Payment Date”), which date shall be 10 Trading Days after the date the Notice of Required Exercise is delivered (the “Required Exercise Period”). The Registration Statement registering the Required Exercise Shares must remain effective throughout the Required Exercise Period. On or before the Required Exercise Payment Date, the Required Exercise Shares must be purchased from the Company at the Exercise Price. In the event the Registered Holder fails to purchase the Required Exercise Shares by the Required Exercise Payment Date as set forth herein, then the Registered Holder’s right to purchase all such Warrant Shares specified as Required Exercise Shares in the Notice of Required Exercise shall be automatically terminated, and as such, the Registered Holders will no longer have the right to purchase any such Warrant Shares pursuant to this Warrant.

“Trading Day” means a day on which the principal Trading Market is open for business. “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

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Section 11.         Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally, sent by email, sent by registered or certified mail, return receipt requested, postage prepaid, or sent by overnight air courier guaranteeing next day delivery:

(a)          If to the Company, to it at the following address:

10959 Cutten Road

Houston, Texas 77066

Attn: Eric Langan

E-Mail: eric@ricks.com

(b)          With a copy to:

Robert D. Axelrod

Axelrod, Smith & Kirshbaum

5300 Memorial Drive, Ste. 700

Houston, Texas 77007

E-Mail: rdaxel@asklawhou.com

(c)          If to Registered Holder, to it at the following address:

689 Fifth Avenue, 12th Floor

New York, New York 10022

Attn: Ari J. Storch /Adam J. Chill

E-Mail: investments@kingsbrookpartners.com

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is delivered, (ii) if sent by registered or certified mail, the date of actual receipt by the party to whom such notice is required to be given, or (iii) if sent by email, on the business day it is sent, or on the first business day after it is sent, if sent on a non-business day.

Section 12.      Binding Effect.    This Warrant shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the holder or holders from time to time of this Warrant and the Warrant Shares.

Section 13.      Survival of Rights and Duties.    This Warrant shall terminate and be of no further force and effect on the earlier of (i) the Company's exercise of its Option to Require Exercise pursuant to Section 10, (ii) 5:00 p.m., Texas time, on the Expiration Date and (iii) the date on which this Warrant and all purchase rights evidenced hereby have been exercised, except that the provisions of Sections 4, 6(c) and 11 hereof shall continue in full force and effect after such termination date.

Section 14.      Governing Law.   This Warrant shall be governed and controlled as to the validity, enforcement, interpretations, construction and effect and in all other aspects by the substantive laws of the State of Texas. In any action between or among any of the parties, whether arising out of this Warrant or otherwise, each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in Harris County, Texas.

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Section 15.      Section Headings. The Section headings in this Warrant are for purposes of convenience only and shall not constitute a part hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date hereof.

RICK’S CABARET INTERNATIONAL, INC.

By:	/s/ Eric Langan
Eric Langan, President

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FORM OF ELECTION TO PURCHASE

(To Be Executed Upon Exercise of this Warrant)

To Rick’s Cabaret International, Inc.:

The undersigned, the record holder of this Warrant (Warrant No. _____), hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ___________ of the Warrant Shares and herewith and hereby tenders payment for such Warrant Shares to the order of Rick’s Cabaret International, Inc. of $_________ representing the full purchase price for such shares at the price per share provided for in such Warrant and the delivery of any applicable taxes payable by the undersigned pursuant to such Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name and address)	Social Security or Tax Identification No.

In the event that not all of the purchase rights represented by the Warrant are exercised, a new Warrant, substantially identical to the attached Warrant, representing the rights formerly represented by the attached Warrant which have not been exercised, shall be issued in the name of and delivered to:

(Please print name and address)	Social Security or Tax Identification No.

Dated: _______________	Name of Holder (Print):

By:
(Name):
(Title):

Form of Election to Purchase

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, ________________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned under the attached Warrant (Warrant No. ___) with respect to the number of shares of Common Stock covered thereby set forth opposite the name of such assignee unto:

Name of Assignee	Address	Number of Shares of
Of Common Stock

If the total of said purchase rights represented by the Warrant shall not be assigned, the undersigned requests that a new Warrant Certificate evidencing the purchase rights not so assigned be issued in the name of and delivered to the undersigned.

Dated: __________________	Name of Holder (Print):

(Signature of Holder)

Form of Assignment

FORM OF NET ISSUE ELECTION NOTICE

(To be executed upon a net issuance exercise of this Warrant pursuant to Section 3(f))

To Rick’s Cabaret International, Inc.:

The undersigned, the record holder of this Warrant (Warrant No. _____), hereby irrevocably elects under Section 3(f) of the Warrant to exercise the right, represented by this Warrant, to receive such number of Warrant Shares as is computed using the formula set forth in Section 3(f) and herewith and hereby surrenders the right to purchase all Warrant Shares pursuant to this Warrant.

Dated: __________________	Name of Registered Holder:

By:
(Name):
(Title):

The undersigned requests that certificates for such shares be issued in the name of:

(Please print name and address)	Social Security or Tax Identification No.

Form of Net Issue Election Notice